UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: August 20, 2021

MIDDLESEX WATER COMPANY

(Exact name of registrant as specified in its charter)

New Jersey	0-422	22-1114430
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

485C Route 1 South, Suite 400, Iselin, New Jersey 08830

(Address of Principal Executive Offices) (Zip Code)

732-634-1500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, No Par Value	MSEX	The NASDAQ Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item. 5.05.      Amendment to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

On August 20, 2021, the Board of Directors of Middlesex Water Company (the “Company”) , upon the recommendation of the Corporate Governance and Nominating Committee, adopted a new and expanded Code of Ethics for Directors, Officers, Employees and Suppliers, otherwise known as the Middlesex Water Code of Conduct (the “Code”) enumerated in Item 406(b) of Regulation S-K. The Code includes as Section XXIII a Code of Business Conduct and Ethics for the Members of the Board of Directors. The Code also includes as Section XXIV a Supplier Code of Conduct providing added guidelines for vendor business conduct.

Exhibits

Exhibit No.	Description

14	Expanded Code of Conduct for Directors, Officers, Employees and Suppliers adopted by the Middlesex Water Board of Directors and effective August 20, 2021.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf of the undersigned hereunto duly authorized.

MIDDLESEX WATER COMPANY
(Registrant)

/s/A. Bruce O’Connor
A. Bruce O’Connor
Senior Vice President, Treasurer and
Chief Financial Officer

Dated: August 20, 2021